UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, the Board of Directors (the “Board”) of NanoVibronix, Inc. (the “Company”) appointed Doron Besser, M.D., a director of the Board and Chief Executive Officer and President of the Company’s wholly-owned subsidiary, ENvue Medical Holdings LLC (“ENvue”), as the Company’s Chief Executive Officer (“CEO”), effective as of the same date (the “Effective Date”). In connection with the appointment of Dr. Besser as the Company’s CEO, on the Effective Date, Brian Murphy resigned from the Company as its CEO due to Mr. Murphy’s retirement, effective as of the same date. Mr. Murphy will remain a director of the Board.

Dr. Besser, age 56, is the CEO and President of ENvue. Prior to ENvue, Dr. Besser served as CEO of Angioslide Ltd. (“Angioslide”), a company specializing in innovative, cost-effective angioplasty products. Dr. Besser guided Angioslide through its infancy stages, which included complicated animal and human trials, to FDA clearance, CE approval and initial market penetration in Europe and the United States. Dr. Besser also served as VP of Clinical and Marketing and VP of Business Development at superDimension, a leader in minimally invasive pulmonology devices. Dr. Besser helped lead superDimension from its inception, serving on the core team that identified opportunities within the pulmonology market. In 2012, Covidien acquired superDimension for approximately $300 million. As a seasoned entrepreneur, Dr. Besser specializes in identifying breakthrough technologies and developing them throughout all product development phases, including international sales and marketing activities. Dr. Besser holds a Doctor of Medicine degree from Munich’s Ludwig-Maximilians University.

There are no family relationships between Dr. Besser and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Dr. Besser that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the Company’s standard indemnification agreement for directors, entered into by Dr. Besser on February 14, 2025, upon Dr. Besser’s appointment to the Board as a director. The Company expects Dr. Besser to enter into the Company’s standard indemnification agreement for officers and an employment agreement with the Company.

Item 8.01	Other Events.

On June 4, 2025, the Company issued a press release announcing Mr. Murphy’s retirement and the appointment of Dr. Besser as the Company’s CEO. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated June 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2025	NANOVIBRONIX, Inc.

	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer